UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to § 240.14a-12

CADMUS COMMUNICATIONS CORPORATION

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The following material was distributed to employees of Cadmus Communications Corporation following the public announcement of the entry into a merger agreement among Cadmus Communications Corporation, Cenveo, Inc. and Mouse Acquisition Corp., a wholly owned subsidiary of Cenveo, Inc.:

Additional Information for Cadmus Content Services Associates

In addition to the general set of Questions & Answers that accompanied last week’s announcement, we wanted to address other questions you might have, some specific to Content Services. The information below is intended to address these kinds of other issues.

Facts About Cenveo:

Cenveo (CVO, NYSE, http://www.cenveo.com) Corporation, formerly known by the name of Mail-Well, is one of the country’s leading graphic arts and printing companies, with more than 6,500 employees in the US and annual revenues of approximately $1.5 billion. Cenveo is highly focused on the printing business, with two primary business segments: Envelopes, Forms, and Labels and Commercial Printing. Cenveo’s product areas have very minimal overlap with Cadmus, with virtually no periodical printing and no content services operations.

The Envelopes, Forms, and Labels business unit produces more than 25% of the envelopes used in the United States each year. Envelopes are produced from a variety of materials and for a variety of applications, including direct mail, business forms (e.g., credit card mailings), billing envelopes, and direct mail materials. In addition, Cenveo produces labels for a number of food, beverage, and consumer products producers. This business unit represents slightly more than half of Cenveo’s annual revenues.

The Commercial Printing business unit produces annual reports, proxy statements (financial printing), brochures, catalogs, and packaging. Similar to Cadmus’ packaging business, the Cenveo packaging operations are capable of turnkey support, from design through production and fulfillment.

Cenveo has approximately 60 facilities in the United States and has grown its business very aggressively through acquisition. Cenveo recently made an offer to acquire Banta Corporation, which ultimately was acquired by R.R. Donnelley.

The Chairman and CEO of Cenveo is Robert Burton, who has long been a leader in the U.S. printing industry. Robert Burton previously led the growth of first World Color, and then Moore Corporation, through aggressive acquisition campaigns. In 2005, Bob Burton acquired a significant portion of Cenveo stock and assumed the role of Chairman and CEO. He has implemented a dramatic restructuring of the organization, to reduce costs and position the organization for profitable growth. In addition, he has articulated and is implementing a strategy to become one of the world’s leading graphic communications companies by acquiring leaders in growth markets. As a result, Cenveo’s stock price has appreciated from a base of around $3 per share to its present price of around $20 per share.

Questions & Answers:

Q:	Why is Cadmus selling the company to Cenveo?
A:

As a public company, we are owned by our shareholders and we have an obligation to maximize shareholder value. Cenveo’s offer for Cadmus represents a significant premium over the current share price of Cadmus stock. Furthermore, our industry today is faced with accelerating consolidation, and it is clear that one of the requirements for success in this environment is scale. In just the last several months, RR Donnelley has announced the acquisition of both Banta and Perry/Judd’s, Consolidated Graphics announced the acquisition of Hennegan, Sheridan and Euradius are merging, and Bowne is purchasing the financial print division of St. Ives. As a company with $450 MM in annual revenues, Cadmus is a small public company, and the costs of the infrastructure required of a public company were increasingly difficult to support. In the end, our Board of Directors determined that this was the best path toward maximizing shareholder value and the right choice in this consolidating industry.

Q:	What are Cenveo’s plans for Cadmus?
A:

While Cenveo is a large business and currently the 6th largest graphic communications company in North America, there is relatively little overlap between Cenveo and Cadmus in terms of both capabilities and markets served. Cenveo’s strategy is to be a fast-growing, diversified graphic communications company and they see our Packaging and Publisher Services businesses as attractive extensions of their business. Cenveo does have Packaging operations and sees this as an attractive area for growth. They have said that Jerry Lux and our Charlotte team would “lead a concerted push into the packaging market.” Cenveo does not have a meaningful presence in the publications market and they have said that the acquisition will “allow Cenveo to expand upon Cadmus’ leading position in the scientific, technical, and medical journal market as well as its short-run publication expertise.”

Ultimately, we do not yet know Cenveo’s specific plans at this point, as they are likely not yet clear, just as ours were not at the time we acquired other businesses. What we know is that there is little overlap between our print and content capabilities and theirs – and this suggests minimal changes at our sites. At this point, however, we do not have all the answers and all we can do is share information as soon as it becomes available.

Q:	What are the benefits of this acquisition to Cadmus customers?
A:	Following are some of the key benefits:

1.

Most importantly, as part of this larger business, Cadmus will have the additional resources and scale – both to meet customers’ growing and full service needs and also to deliver improved efficiencies in all aspects of the production process.

2.

Cadmus and Cenveo are complimentary businesses – with relatively little overlap and redundancy in terms of production capabilities and resources. Therefore, we expect minimal disruption in the plants and at the facilities where your work is done.

3.

Cadmus’ core business is our publisher services business. Cenveo knows that, values our customer-focused approach, and expects that to continue. Therefore, we will continue to focus on our customers’ businesses and the relationships that have been built over the years.

Q:	Is it a merger or an acquisition?
A:

This is an acquisition. Cenveo is buying Cadmus and they will both own and run the combined businesses. However, we should recognize that the price Cenveo is paying is evidence of the high regard they have for Cadmus’ market position, customer base, and associate capabilities. In fact, Bob Burton has said that “Cadmus, with its highly regarded reputation for excellence and strategically niched product offering, is a perfect example of how we will grow our company by acquiring leaders in high growth sectors.” In many ways, the two companies complement one another, so each will be learning valuable information from the other.

Q:	What are Cenveo’s plans for Content Services?
A:

Content Services will be a unique business within the Cenveo organization. Cenveo has no content operations, domestic or in Asia. Thus, it is clear that there is no redundancy or duplication between our operations and those of Cenveo. Cenveo knows, however, the essential role we play in acquiring and maintaining our lucrative, full-service, and contract-based relationships with our core STM customers.

As we have discussed in our site meetings, our success depends on driving substantial improvements in operational efficiencies and using these efficiencies to grow our top line. Regardless of the ownership of our business, we must continue – through metrics, through cross-training, through performance management, through process improvement, and through building the global workflow – to reduce our costs and expand our capacity so we can continue to be more competitive in our global marketplace.

Q:	Is KGL part of the transaction?
A:	Yes. Cenveo acquired all of Cadmus of which KGL is very much a part.

Q:	Does Cenveo have any offshore facilities?
A:	None and they see our international capabilities as yet another example of how Cadmus and Cenveo are complementary businesses.

Q:	When will we hear directly from Cenveo management?

A:

We are working with Cenveo to determine a time for the representatives of this organization to visit Cadmus facilities, and will inform associates in each site of when this will occur. As both Cadmus and Cenveo are public companies, the negotiation of this acquisition had to occur with a high degree of confidentiality and thus it was not possible to establish plans for this communication in advance of the announcement of the acquisition agreement.

Q:	What does this mean for our benefits and our pay?
A:

The pay increases that are planned for the beginning of January will be implemented as promised. Everyone should be receiving their increase notification letters very soon. It is likely that the benefits plan will ultimately be consolidated with that of Cenveo, but these types of decisions are not made until much later. We do know, however, that if any such change were to occur, Cadmus associates will get full credit for prior service and all pre-existing conditions are waived. Again, we will share our findings as we learn more.

Q:	When will we officially become part of Cenveo?
A:	It is likely that this acquisition will be completed by the end of March.

Q:	Have our customers been contacted?
A:	Yes. Our sales and leadership teams have been communicating with our customers.

Q:	What does this mean for customers currently under long contracts?
A:	Absolutely nothing! There are no changes in relationships and arrangements with our current customers.

Q:	How should we handle customer concerns?
A:

If your customers ask questions that cause you concern, please share them with your site leader – we want to know of and respond to any customer concerns as quickly as possible. As we have said many times, the only thing that we cannot recover from is the loss of a customer. This is as true now as it ever was – the greatest assurance of our individual and collective success is the satisfaction and retention of our customers.

Q:	Why weren’t Cadmus associates notified earlier?
A:

As a public company, we were not allowed to share this news in advance of its public disclosure. The legal papers were signed at 3:00 a.m. on December 27. We were required to communicate the news at 6:00 a.m. to the stock markets. At that same time, we began communicating the news to associates. In short, every effort was made to get in front of associates just as quickly as possible to share the news.

Q:	What should I be doing now, given this news?
A:

This news does NOT change the nature of the challenges we face as a business. We must compete in a marketplace, and regardless of who owns our business our market does not change -- only our environment changes. The things we can do are simple:

1.

Remain focused first on your customers. Our customers will be wondering what this means for our organization and how it serves them. Make no mistake – our commitments to customers remain unchanged. Our business is here for our customers, and we cannot let this news interfere with that.

2.

Avoid speculation. This is news for everyone – from your site leader to the newest associate in the facility. Uncertainty can be unsettling for everyone and it is natural and positive for us to support each other, but please do not try to answer the questions for yourselves that cannot yet be answered. The Content Services leadership team has given all of you our word that we will communicate important news in a timely fashion, and we will do so here.

3.	Perform. The best thing we can do for our customers and for ourselves is to perform – to show Cenveo how capable we truly are.

I wish that we could provide more concrete and comprehensive answers to you, but those answers simply do not exist today. It is natural to be uncertain and even concerned, but please know that you will get the answers to your questions as soon as we are able to get them. Please do share your questions and concerns with your leaders. Another resource is the Employee Assistance Program, which offers the services of specialists in organizational transition. I and your site leadership teams will be working on behalf of all associates to provide as much information as we can, as soon as we can, and to ensure that the bright prospects of Content Services – Cadmus AND KGL – are seen clearly by our new owners.

Additional Information

This communication is being made in respect of the proposed merger transaction involving Cadmus, Cenveo and Cenveo Merger Subsidiary. In connection with the merger, Cadmus will file with the SEC a proxy statement. In addition, Cenveo and Cadmus will file other relevant documents concerning the merger with the SEC. We urge investors to read the proxy statement and any other relevant documents, as well as any amendments or supplements to those documents, when they become available because they will contain important information about Cenveo, Cadmus and the merger. The final proxy statement will be mailed to Cadmus shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the preliminary and final proxy statements and other relevant documents will be available free of charge at the SEC’s Internet website, www.sec.gov. Documents filed by Cenveo with the SEC can be obtained for free at the Cenveo website, www.cenveo.com or by contacting Cenveo at the following address and telephone number: Mr. Robert Burton, Jr., (203) 595-3005. When available, the preliminary and final proxy statement and other relevant documents also may be obtained for free at the Cadmus website, www.cadmus.com or by contacting Cadmus at the following address and telephone number: 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226, 804-287-5680. We urge you to read the proxy statement and any other relevant documents when they become available carefully before making a decision concerning the merger.

Cadmus and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Cadmus in connection with the merger. Information about the directors and executive officers of Cadmus and their ownership of Cadmus common stock is set forth in the proxy statement, dated October 2, 2006, for Cadmus’ 2006 annual meeting of shareholders, as filed with the SEC. Additional information regarding the interests of such participants may be obtained by reading the proxy statement when it becomes available.

The information on our or Cenveo’s website is not, and shall not be deemed to be, a part of this document or incorporated into other filings we make with the SEC.

Statements contained in this release relating to Cadmus’ future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward looking statements include expectations regarding the timing and receipt of regulatory and stockholder approval, and our ability to otherwise satisfy the conditions to closing. All such statements are subject to risks and uncertainties that could cause our actual results to differ materially from those set forth or implied by the forward looking statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact our pension liability, (3) the impact of price increases for energy and other materials and services affected by higher oil and fuel prices, (4) our ability to grow revenue and market share in the educational and government services markets, (5) significant price pressure in the markets in which we compete, (6) the loss of significant customers or the decrease in demand from customers, (7) our ability to continue to obtain improved efficiencies and lower production costs, (8) the financial condition and ability to pay of certain customers, (9) our ability to implement and realize the expected benefits associated with our equipment replacement and consolidation plan, including our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, (10) our ability to operate effectively in markets outside of North America, (11) our ability to realize the tax benefits associated with certain transactions, and (12) our ability to implement and realize the expected benefits associated with our increased operations in Asia and the business opportunities available to the PeriscopeCadmus™ joint venture. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.